UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 9, 2010
JPMORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) is furnishing this Current Report on Form 8-K to supplement financial disclosures related to its Retail Financial Services (“RFS”) business segment. Previously, RFS was reported as: Retail Banking and Consumer Lending. Commencing January 1, 2010, RFS is presenting Consumer Lending for reporting purposes as: (1) Mortgage Banking & Other Consumer Lending, and (2) Real Estate Portfolios. Mortgage Banking & Other Consumer Lending comprises mortgage production and servicing, auto finance, and student and other lending activities. Real Estate Portfolios comprises residential mortgages and home equity loans, including the purchased credit-impaired portfolio acquired in the Washington Mutual transaction. Retail Banking, which includes branch banking and business banking activities, is not affected by these revisions.
The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to assist investors in understanding how RFS’s business segment results would have been presented in previously-filed reports had Consumer Lending been presented as Mortgage Banking & Other Consumer Lending and Real Estate Portfolios. This presentation of the previously-issued financial information does not represent a restatement of previously-issued financial statements and does not affect the Firm’s reported net income, earnings per share, total assets or regulatory capital, or RFS’s reported net income or total assets, for any previously-reported periods.
A copy of a presentation containing the supplemental financial information is attached hereto as Exhibit 99.1. This presentation is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Firm under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	JPMorgan Chase & Co. Financial Supplement — Retail Financial Services

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Louis Rauchenberger
Louis Rauchenberger

Managing Director and Controller [Principal Accounting Officer]

Dated: April 9, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	JPMorgan Chase & Co. Financial Supplement — Retail Financial Services

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